Exhibit A-2







                          FORM OF COMMERCIAL PAPER NOTE

                                (Name of Company)

$_________________________                               No.________________

On _______________________ for value received we promise to pay to the order of bearer the sum of ____________________________ DOLLARS payable at the principal office of ________________________ New York, N.Y.

Date Issued_________________________

Countersigned                                       (Name of Company)

as agent

By____________________                           By___________________
       (Title)                                          (Title)


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                                                        (Title)